UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 17, 2014
LIPOSCIENCE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-35792	56-1879288
(Commission File No.)	(IRS Employer Identification No.)

2500 Sumner Boulevard
Raleigh, NC 27616
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (919) 212-1999
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) (c) Resignation of Robert J. Greczyn, Jr. as Interim President and Chief Executive Officer and Appointment of Howard Doran as President and Chief Executive Officer
On January 17, 2014, Howard Doran was appointed President and Chief Executive Officer and as a member of the Board of Directors of LipoScience, Inc. (the “Company”), effective February 3, 2014. In connection with Mr. Doran's appointment, Robert J. Greczyn, Jr., the Company's current Interim President and Chief Executive Officer, will resign from his position as Interim President and Chief Executive Officer, effective February 3, 2014, but continue to serve as a member of the Company’s Board of Directors.
Mr. Doran, age 53, was most recently with Constitution Medical, Inc., a privately held developer of in vitro diagnostics, where he served as President and Chief Operating Officer from June 2010 until January 2014. Before joining Constitutional Medical, Inc., Mr. Doran served as a member of the senior executive team of Hologic, Inc., a publicly traded developer, manufacturer and supplier of diagnostic products, medical imaging systems, and surgical products, and served as president of Hologic’s global diagnostics business from 2007 until 2010. Mr. Doran joined the senior management team of Hologic at the time of Hologic’s acquisition of Cytyc Corporation in 2007, where he had been serving as vice president and business unit director of Cytyc’s in vitro diagnostics business and had previously served in various other leadership roles. Mr. Doran received a Bachelor of Science in Business Administration from West Chester University of Pennsylvania.

(e) Compensation of Howard Doran as President and Chief Executive Officer

On January 17, 2014, the Company entered into an employment agreement with Mr. Doran (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Doran will serve as President and Chief Executive Officer of the Company beginning February 3, 2014.

Under the Employment Agreement, Mr. Doran will be paid an annual salary of $440,000 and will be eligible to receive an annual bonus of up to 60% of his base salary. Additionally, in connection with his hiring, Mr. Doran will be awarded two equity grants with a combined value equal to $880,000, comprised 75% of incentive stock options and 25% of restricted stock units. Pursuant to the Employment Agreement, Mr. Doran will be eligible for additional annual equity grants at a target value of 100% of his base salary beginning in 2015.

The Employment Agreement provides that Mr. Doran is entitled to receive reimbursement for certain expenses related to his relocation to Raleigh, North Carolina in an amount not to exceed $175,000, net of applicable taxes. Mr. Doran will be eligible to participate on the same basis as similarly situated employees in the Company’s employee benefit plans and is entitled to participate in the Company’s Executive Severance Benefit Plan.

The Employment Agreement prohibits Mr. Doran from engaging in certain activities involving competition with the Company and solicitation of the Company’s employees, customers and suppliers for a 12-month period following termination of his employment with the Company.

A copy of the Employment Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

A copy of the Company’s press release issued January 22, 2014 announcing Mr. Doran’s appointment is attached hereto as exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
The following exhibits are filed herewith:

Exhibit
Number	Exhibit Description
10.1	Employment Agreement, dated January 17, 2014, by and between LipoScience, Inc. and Howard Doran (filed herewith)
99.1	Press release dated January 22, 2014 (filed herewith)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2014

LIPOSCIENCE, INC.

By:	/s/ KATHRYN F. TWIDDY
Kathryn F. Twiddy
Vice President, General Counsel and Corporate Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
January 17, 2014	001-35792

LIPOSCIENCE, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated January 17, 2014, by and between LipoScience, Inc. and Howard Doran (filed herewith)

99.1	Press release dated January 22, 2014 (filed herewith)

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